UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 30, 2012

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2775

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 633-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Omnibus Agreement

On March 30, 2012, in connection with the completion of the Contribution described in Item 2.01 below, DCP Midstream Partners, LP (the “Partnership”) entered into the Fourteenth Amendment (the “Fourteenth Amendment”) to the Omnibus Agreement, dated December 7, 2005, among DCP Midstream, LLC (“Midstream”), DCP Midstream GP, LLC, DCP Midstream GP, LP, the Partnership, and DCP Midstream Operating, LP. The Fourteenth Amendment (i) increases the annual fee the Partnership pays to Midstream (previously $17.6 million), the owner of the Partnership’s general partner, by $10.3 million, prorated for the remainder of calendar year 2012, for incremental general and administrative services Midstream will provide to the Partnership during calendar year 2012, thereafter subject to an annual adjustment based on the Consumer Price Index, and (ii) contains other conforming changes. The Fourteenth Amendment was approved by the conflicts committee of the Board of Directors of DCP Midstream GP, LLC, the general partner of the general partner of the Partnership, as required by the Partnership’s partnership agreement.

The foregoing description of the Fourteenth Amendment is not complete and is qualified in its entirety by reference to the full and complete terms of the Fourteenth Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Amendment to Contribution Agreement

On March 30, 2012, the Partnership entered into the First Amendment (the “First Amendment”) to the previously disclosed Contribution Agreement, dated February 27, 2012, among DCP LP Holdings, LLC (“Holdings”), Midstream, and the Partnership (the “Contribution Agreement”). The First Amendment modifies the Effective Time of the Contribution Agreement, amends and restates certain provisions therein, and replaces certain exhibits and a schedule thereto.

The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the full and complete terms of the First Amendment, which is attached to this Current Report on Form 8-K as Exhibit 2.1.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 30, 2012, the Partnership completed the contribution contemplated by the Contribution Agreement of the remaining 66.67% interest in DCP Southeast Texas Holdings, GP (“Southeast Texas”) not previously owned by the Partnership (the “Contribution”). After the completion of the Contribution, the Partnership owns 100% of the outstanding partnership interests of Southeast Texas.

The purchase price paid by the Partnership in connection with the Contribution was an aggregate consideration of $240.0 million, plus customary working capital and other purchase price adjustments. $192.0 million of the aggregate purchase price was financed with a portion of the net proceeds from the Partnership’s recent 10-year senior notes offering. The remaining $48.0 million consideration for the Contribution was made by the issuance at closing of an aggregate of 1,000,417 common units representing limited partnership interests in the Partnership (the “Common Units”) to Holdings. The Common Units were issued in a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

The Southeast Texas system is a fully integrated midstream business with 675 miles of natural gas gathering and transportation pipelines, three natural gas processing plants with total processing capacity of 400 million cubic feet per day, natural gas storage assets with storage capacity of 9 billion cubic feet, favorable access to interstate and intrastate gas markets, and NGL market deliveries directly to Exxon Mobil and to Mont Belvieu via the Partnership’s Black Lake NGL pipeline.

Prior to the completion of the Contribution, the Partnership owned a 33.33% interest in Southeast Texas, for which it accounted for as an equity method investment. The Contribution represents a transaction between entities under common control, which has resulted in a change in reporting entity. Accordingly, the Partnership will include the results of the remaining 66.67% interest in Southeast Texas retrospectively similar to the pooling method.

Item 3.02	Unregistered Sales of Equity Securities.

The information required under this Item 3.02 regarding the issuance Common Units is incorporated herein by reference to the relevant information provided under Item 2.01.

Item 7.01	Regulation FD Disclosure.

On April 4, 2012, the Partnership issued a press release announcing the completion of the Contribution. A copy of the press release is being furnished and is attached as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	First Amendment to Contribution Agreement, dated March 30, 2012, among DCP LP Holdings, LLC, DCP Midstream, LLC, and DCP Midstream Partners, LP.

10.1	Fourteenth Amendment to the Omnibus Agreement, dated March 30, 2012, among DCP Midstream, LLC, DCP Midstream GP, LLC, DCP Midstream GP, LP, DCP Midstream Partners, LP, and DCP Midstream Operating, LP.

99.1	Press Release dated April 4, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2012

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP,
its General Partner

	By:	DCP MIDSTREAM GP, LLC,
its General Partner

		By:	/s/ Michael S. Richards
		Name:	Michael S. Richards
		Title:	Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	First Amendment to Contribution Agreement, dated March 30, 2012, among DCP LP Holdings, LLC, DCP Midstream, LLC, and DCP Midstream Partners, LP.

10.1	Fourteenth Amendment to the Omnibus Agreement, dated March 30, 2012, among DCP Midstream, LLC, DCP Midstream GP, LLC, DCP Midstream GP, LP, DCP Midstream Partners, LP, and DCP Midstream Operating, LP.

99.1	Press Release dated April 4, 2012.